SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 30, 2004


                              ENGLOBAL CORPORATION
                              --------------------
             (Exact name of registrant as specified in its chapter)


             Nevada                   001-14217                 88-0322261
             ------                   ---------                 ----------
  (State or other jurisdiction       (Commission              (IRS Employer
        of incorporation)            File Number)          Identification No.)


600 Century Plaza Drive, Suite 140, Houston, Texas              77073-6033
--------------------------------------------------              ----------
     (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code 281-821-3200



           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

Number          Exhibit
------          -------

99.1            Press Release, dated March 30, 2004, of ENGlobal Corporation


Item 9. Regulation FD Disclosure

On March 30, 2004, ENGlobal Corporation issued a press release, a copy of which is set forth below. In accordance with General Instructions B.2. Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                 ENGLOBAL CORPORATION ANNOUNCES YEAR-END RESULTS

HOUSTON, March 30, 2004 - ENGlobal Corporation (AMEX: ENG), a leading provider of engineering services, today reported net income of $2.2 million, or 9 cents per share, for the fiscal year ended December 31, 2003 compared to net income of $1.8 million, or 7 cents per share, for the prior year. Comparatively, results for the fourth quarter 2003 were also favorable, increasing to 3 cents per share from 2 cents per share for the fourth quarter 2002.

During 2003, the Company increased its total revenue by $34.6 million or 38.8% from revenues of $89.1 million in 2002 to $123.7 million in 2003. This revenue growth is primarily attributable to the engineering segment, which was awarded engineering, procurement, and construction ("EPC") phases of two major projects. However, procurement activities, which typically carry a much lower mark-up than labor revenue, were a significant factor in this growth. Procurement-based revenues were $34.5 million, $5.2 million, and $0.6 million in 2003, 2002, and 2001, respectively. Engineering labor-based revenues for the same years were $73.9 million, $69.8 million, and $13.6 million. Revenues generated from procurement activities are currently anticipated to be lower in 2004 than 2003 due to the conclusion of a large project in the first quarter of this year.

Gross profit for the Company increased by $2.6 million or 17.8% from $14.4 million in 2002 to $17 million in 2003. Selling, general and administrative expenses increased by $1.8 million or 17% from $10.6 million in 2002 to $12.4 million in 2003 primarily due to expenses incurred in connection with the creation of a centralized business development department. Operating profit increased by $0.8 million or 20.1% from $3.8 million in 2002 to $4.5 million in 2003.

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 will be filed with the Securities and Exchange Commission on March 30, 2004 reflecting these results.

The Company also reported that, after further due diligence, it has discontinued negotiations relating to a previously announced transaction with Spectrum Design Services, Inc. During 2004, the Company expects to continue to pursue acquisitions that complement its strategic plan.

                              FINANCIAL HIGHLIGHTS
                              --------------------
                      (in thousands, except per share data)

                                                     Years Ended December 31
                                                     -----------------------
                                                        2003          2002
                                                      --------      --------

   Revenue                                            $123,719      $ 89,122
   Cash Flow from Operating Activities, net              6,557         1,302

   Working Capital                                    $  6,505      $  8,416
   Property and Equipment, net                           4,302         4,779
   Total Assets                                         42,530        40,068
   Long-term Debt                                        8,129        13,323
   Capital Leases                                           20            24
   Stockholders' Equity                               $ 18,175      $ 13,389
                                                      --------      --------

   Basic and diluted earnings per share:
   -------------------------------------
      Net income per share (basic and diluted)             .09           .07
                                                      --------      --------
      Weighted average number of shares
            outstanding (basic)                         23,301        22,861
                                                      ========      ========
      Weighted average number of shares
            outstanding (diluted)                       23,734        23,013
                                                      ========      ========

About ENGlobal Corporation
--------------------------
ENGlobal Corporation provides engineering services and systems principally to the petroleum refining, petrochemical, pipeline, production, and process industries throughout the United States and internationally. ENGlobal's multi-disciplinary engineering services group develops projects from the initial planning stage through detailed design, procurement, and construction management. The systems group develops, manufactures, installs, and services control and instrumentation systems utilized in various energy and process-related industries, and provides services and products that support the advanced automation and environmental technology fields. The Company, with its subsidiaries, now employs over 1,000 employees and occupies over 250,000 square feet of office and manufacturing space. Further information about the Company and its subsidiaries is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements
------------------------------------------
Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to, the Company's ability to achieve its business strategy while effectively managing costs and expenses. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. Reference is hereby made to cautionary statements set forth in the Company's Form 10-K for the year ended December 31, 2003, Form 10-Q's for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, current Forms 8-K, and other SEC filings. Moreover, the discussion in this press release of the Company's proposed acquisitions is subject to risks which include the fact that such acquisitions may not close, may close on less favorable terms than desired, or may close but not be successfully and profitably integrated by the Company.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      ENGlobal Corporation


Date: March 31, 2004                  /s/ Natalie S. Hairston
--------------------                  -----------------------
                                      Natalie S. Hairston, Investor Relations
                                      Officer, Chief Governance Officer and
                                      Corporate Secretary